UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2019

NEWS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35769	46-2950970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 Avenue of the Americas, New York, New York 10036
(Address of principal executive offices, including zip code)

(212) 416-3400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 25, 2019, the Board of Directors (the “Board”) of News Corporation (the “Company”) amended and restated the Company’s Amended and Restated By-laws (the “By-laws”) to implement various changes as follows:

•
Section 1 of Article I was amended to (i) extend certain of the advance notice provisions to “control persons” of stockholders and beneficial owners on whose behalf notice of a board nomination or other business is given as well as to require certain other information of such stockholder/beneficial owner and their “control persons,” if any, (ii) add a requirement that the stockholder notice be updated and supplemented, as necessary, so that the information included in the notice is true as of the date that is 15 days prior to the meeting of stockholders or any adjournment or postponement thereof and (iii) add a definition of “close of business.”

•
Section 2a of Article I was added to require each nominee for election or reelection as a director under the advance notice provisions to deliver a completed written questionnaire with respect to his or her background and qualifications and the background of any other person on whose behalf the nomination is being made and a written representation and agreement relating to compensation and voting arrangements as well as compliance with various governance policies of the Company, as set forth in such Section.

•
Section 5 of Article I was amended to be consistent with other provisions of the By-laws that provide that in the event that an independent lead director has been appointed, such director will preside at any meeting of the stockholders in the absence of a Board chairman.

•	Several provisions throughout the By-laws were revised to make it clear that the chairman of the Board has the power to recess an annual meeting of stockholders.

•
Section 8 of Article I was amended to (i) delete technical provisions relating to “voice” and “stock” votes, (ii) clarify what it means for an election to be contested and (iii) remove the director resignation policy (which has been included in substantially similar form in the Company’s Statement of Corporate Governance).

•	Section 9 of Article I was amended to reflect updates to Delaware law that permit companies to use a third party to prepare a stock ledger.

•
Section 3 of Article II was amended to remove the requirement that the Board hold a meeting after the annual meeting of stockholders to provide flexibility with respect to the timing of regular meetings of the Board.

•	Section 8 of Article II was amended to remove a detailed enumeration of the powers of the Board and to refer to its general authority instead.

•
An “emergency by-law” was added as a new Section 10 of Article II to ensure that the Board or a standing committee of the Board can still hold meetings in true emergency situations when a quorum cannot otherwise be readily convened.

•
Article IV was amended to (i) provide for additional flexibility with respect to the required officers of the Corporation, (ii) clarify that chairman of the Board need not be an officer of the Board, (iii) provide that any “office” may be left vacant in the Board’s discretion, (iv) clarify that each chairman of the Board (if there is more than one chairman) can act independently for purposes of the By-laws and (v) eliminate a detailed enumeration of the treasurer’s powers.

•	Section 1 of Article V was amended to reflect updates to Delaware law that allow any two authorized officers of the Company (instead of specific officers) to sign stock certificates.

•
A new Article IX was added to include the corporate opportunity waiver provisions for the benefit of certain “overlap persons” (as defined in Article IX) at the Company and Fox Corporation. These provisions are substantially similar to the corporate opportunity waiver provisions that are currently contained in the Company’s certificate of incorporation for the benefit of “overlap persons” at the Company and Twenty-First Century Fox, Inc. (“21CF”) but that will become inoperative following the spin-off of Fox Corporation from 21CF in connection with 21CF’s combination with The Walt Disney Company. Specifically, Article IX provides that any “overlap person” will not be liable to the Company, or to any of the Company’s stockholders, for breach of any fiduciary duty that would otherwise exist because such individual directs a corporate opportunity (other than certain limited types of “restricted” business opportunities, as described in Article IX) to Fox Corporation instead of the Company.

•
Amendments also include a number of other immaterial modifications intended to update various provisions in light of statutory and regulatory changes and to provide clarification and consistency, including the addition of a severability provision and clean-up changes to the indemnification provisions and provisions relating to uncertificated shares.

By-law amendments were effective immediately. The above description of the amendments to the By-laws is qualified in its entirety by reference to the full text of the By-laws, as amended, a copy of which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated By-laws of News Corporation, effective February 25, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWS CORPORATION (REGISTRANT)

By:	/s/ Michael L. Bunder
Michael L. Bunder
Senior Vice President, Deputy General Counsel and Corporate Secretary
Dated: February 25, 2019